SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

LUSTROS INC.
(Exact name of Registrant as specified in its charter)

Utah	000-30215	87-9369569
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1005 South Center St. Redlands, CA 92373 Address of principal executive offices) Phone: (909) 253-0774 (Registrant’s Telephone Number)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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LUSTROS INC.
Form 8-K
Current Report

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)	Appointment of Directors

•	On May 24, 2012 Myoung Won Sohn was appointed as a member of the Board of Directors.

The biography for Myoung Won Sohn is set forth below:

Myoung Won Sohn – Graduated high school in Seoul Korea before attending The Catholic University of America for both his Bachelor and Masters degrees in Civil Engineering and a Masters in Structural Engineering in 1967.  Mr. Sohn spent the remainder of the 1960’s as an engineer in the Washington D.C. area for several high level firms.  Mr. Sohn then traveled for work between California and Baltimore and received his P.E. License from the State of California in 1973.  In 1974 he started Sohn Consulting and International Industries, Inc. where he acted as President and CEO for both corporations, developing business with the U.S. and Korea.  Mr. Sohn joined the renowned Hyundai group in 1980 and worked his way to President and CEO of their Mipo Dock Yard.   Mr. Sohn later spent a decade as President and CEO of the Ssang Young Group developing motor vehicles.  Mr. Sohn then spent the late 90’s and early 2000’s engrossed in the mobile phone and broadband semi-conductor market, serving and President and CEO to Maxon Electronics, Conexant Systems Korea, and Skyworks Solutions Korea, Ltd.  Mr. Sohn’s years of Korean business development most recently found him at the Korea Herald, part of Herald Media Company, as a Senior Adviser.  His prestigious experience also has resulted in his election as Chairman of the Board of Ocean Rock International Consulting Group, as well as Composite Solution Korea Developing.  Mr. Sohn also serves as a professor at SookMyung Women University in the Global Service Department when he is not golfing, skiing or participating at his Methodist Church. Mr. Sohn is 64 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: May 25, 2012	By: /s/ Zirk Engelbrecht
Zirk Engelbrecht
Chief Executive Officer

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